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                                                                   Exhibit 10.05

                           INSTINCTIVE TECHNOLOGY INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 COVER SHEET (D)



         Instinctive Technology, Inc., a Delaware corporation (the "Company"), hereby grants to the person named below (the "Optionee") and the Optionee hereby accepts, an option to purchase the number of shares (the "Option Shares") listed below of the Company's Common Stock, $.01 par value ("Common Stock"), at the price per share and with a vesting start date (the "Vesting Start Date") listed below, such option to be on the terms and conditions specified in the attached Exhibit D.


         Optionee Name:                     R. Pito Salas

         Grant Date:                        January 19, 2000

         Vesting Start Date:                July 26, 2000

         Number of Option Shares:           100,000

         Exercise Price Per Share:          $1.50


         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the Grant Date set forth above.

/s/ R. Pito Salas
---------------------------            Instinctive Technology, Inc.
(Optionee Signature)                   725 Concord Avenue
                                       Cambridge, MA 02138
12 Intervale Road
---------------------------
(Street Address)                       By: /s/ Jeffrey R. Beir
                                          -------------------------------------
Arlington, MA 02474
---------------------------            Name: Jeffrey R. Beir
(City/State/Zip Code)
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                          Instinctive Technology, Inc.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS


       1. GRANT UNDER 1996 STOCK PLAN. This option is granted pursuant to and is governed by the Company's 1996 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.


       2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.


        3. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES.

              (a) VESTING SCHEDULE: If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

              On                                                      -    0 shares
              the Vesting Start Date
              Every month after the Vesting Start                     -
              Date (e.g., if the Vesting Start Date                        2.0833% of
              is August 10, then on the 10th day of                        the Option Shares
              each month thereafter; if the Vesting
              Start Date is on a day of the month for
              which there is no corresponding day in
              a given month, then on the last day of
              such month) up to and including the
              47th month after the Vesting Start Date)

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
              The 48th month after the Vesting Start                  The balance of the Option Shares
              Date

              (b) VESTING ON SALE: Notwithstanding the foregoing, upon the consummation of a Sale of the Company (as defined below), 50% of the Option Shares which remain unvested at the time of the consummation of such Sale of the Company shall immediately become vested, and the remaining unvested Option Shares (the "Remaining Option Shares") shall continue to vest at the rate set forth in Subsection 3(a) hereof (providing that for purposes of this Subsection, "Option Shares," as used in Subsection 3(a), shall mean the number of Option Shares set forth on the Cover Sheet to this Agreement), beginning with the first such date following the consummation of such Sale of the Company on which Option Shares would have continued to vest had there not been a Sale of the Company, and provided further that all of the Remaining Option Shares shall become vested
(i) at the time of the consummation of the Sale of the Company if, at or prior to the Sale of the Company, the Optionee is not offered employment by the successor to the Company (1) at the same or higher total compensation level than in effect for the Optionee as an employee of the Company prior to the Sale of the Company, (2) consisting of responsibilities not materially reduced from the level of responsibilities undertaken by the Optionee as an employee of the Company prior to the Sale of the Company, and (3) within a 40-mile radius of the Company's principal offices prior to the Sale of the Company (except for business travel consistent with Optionee's responsibilities as an employee of the Company), or (ii) if the Optionee is offered and accepts employment meeting the criteria set forth in clause (i) of this sentence but, within the 12 months following the Sale of the Company, (1) the Optionee's total compensation level is reduced below the total compensation in effect for the Optionee as an employee of the Company prior to the Sale of the Company, (2) the Optionee's responsibilities are materially reduced below the level of responsibilities the Optionee had as an employee of the Company prior to the Sale of the Company, (3) the Optionee is transferred by the successor to the Company (the "New Employer") to a location beyond a 40-mile radius of the Company's principal offices prior to the Sale of the Company (except for business travel consistent with Optionee's responsibilities as an employee of the New Employer), or (4) the Optionee's employment with the New Employer is terminated by the New Employer without Cause, at the time of the happening of any event enumerated in this clause (ii).

         For purposes of the foregoing, "Sale of the Company" shall mean (i) the sale by the Company of all, or substantially all, of its assets; (ii) the sale by Company shareholders of greater than 50% of the stock of the Company in a single transaction or a group of related transactions; or, (iii) the merger or consolidation of the Company with, or into, another company where the outstanding shares of the Company immediately prior to such merger or consolidation represent or are converted into or exchanged for securities which represent less than 50% of the voting power of the surviving or resulting entity.

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         For purposes of the foregoing, "Cause" shall mean a material violation by the Optionee that is not cured within a reasonable time after written notice thereof of any noncompetition agreement between the Optionee and the New Employer or any of its subsidiaries or a finding in a criminal proceeding that the Optionee has committed felonious criminal misconduct in connection with the Optionee's employment by the New Employer, which misconduct has been materially injurious to the interests of the New Employer. Further, and without limiting the generality of the foregoing, the following circumstances shall be deemed not to involve the voluntary resignation by a Optionee or a termination by the New Employer for Cause: (i) the death of the Optionee, (ii) the disability or incapacity of the Optionee which prevents the Optionee from continuing his employment with the New Employer, in Optionee's then-current capacity, or (iii) the resignation of the Optionee within 30 days of a vote of the board of directors of the New Employer to remove a Optionee from his then-current office (other than for Cause).

         (c) OTHER ACCELERATION: Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee's Business Relationship with the Company and all Related Corporations is terminated) may be exercised up to and including the date which is ten years from the date this option is granted.


       4. TERMINATION OF BUSINESS RELATIONSHIP. If the Optionee's Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5, no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.


       5. DEATH; DISABILITY; DISSOLUTION.

              (a) DEATH: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

              (b) DISABILITY: If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date

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the Business Relationship was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

              (c) EFFECT OF TERMINATION: At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

              (d) DISSOLUTION: If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever), and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.


       6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.


       7.     PAYMENT OF PRICE.

              (a) FORM OF PAYMENT: The option price shall be paid in the following manner:

                  (i)   in cash or by check;

                 (ii) subject to paragraph 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

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                 (iv)   by any combination of the foregoing.

              (b) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.


       8. RESTRICTIONS ON TRANSFER. Option Shares may not be transferred without the Company's written consent except by will, by the laws of descent and distribution, or in accordance with the provisions of Section 16 or 17, if applicable. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom. Certificates representing the Option Shares shall bear the Securities Exchange Act of 1934 legend and legends which state the restrictions imposed upon the Option Shares as set forth in this Agreement


       9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.


      10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic

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relations order. Except as set forth in the preceding sentence, during the
Optionee's lifetime, only the Optionee can exercise this option.


      11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.


      12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.


      13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.


      14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.


      15. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.


      16. COMPANY'S RIGHT OF FIRST REFUSAL.

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              (a) EXERCISE OF RIGHT: If the Optionee or his or her legal representative (the "Transferor") desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Transferor shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the bona fide offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Transferor. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Transferor shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

              (b) SALE OF OPTION SHARES TO OFFEROR: The Transferor may, for 60 days after the expiration of the 30-day period during which the Company may give the counter-notice, sell, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Transferor shall not sell such Company Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Transferor, within 30 days of its receipt of the Option Notice, stating that the Transferor shall not sell such Company Option Shares to such Offeror; and provided, further, that prior to the sale of such Company Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Agreement. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this
Section 16.

              (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in Section 8 or this
Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Company Option Shares, except as otherwise determined by the Board of Directors of the Company.

              (d) FAILURE TO DELIVER COMPANY OPTION SHARES: If the Transferor fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 16, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company in the State of Delaware, giving notice of such deposit to the Transferor, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held

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by the bank or trust company for the benefit of the Transferor. All monies deposited with the bank or trust company remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Transferor shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Transferor reflecting the restrictions on transfer provided in Section 8 hereof and this Section 16.

              (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL AND TRANSFER
RESTRICTIONS: The first refusal rights of the Company and the transfer restrictions set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the first refusal rights of the Company and the transfer restrictions set forth herein will automatically expire.


      17. LOCK-UP AGREEMENT. The Optionee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The lock-up agreement established pursuant to this paragraph 17 shall have perpetual duration, except with respect to those Options or Option Shares which are sold pursuant to Rule 701, Rule 144 or similar exemption.


      18. PROVISION OF DOCUMENTATION TO OPTIONEE. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.


      19. MISCELLANEOUS.

              (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

              (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement (consisting of the terms and conditions set forth in this Exhibit B and the Cover Sheet attached hereto) constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

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              (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

              (d) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

              (e) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

              (f) DEFINED TERMS: Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Stock Option Agreement to which these terms and conditions are attached.

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